UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2012

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report:N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at YUM! Brands, Inc. (the “Company”) Annual Meeting of Shareholders held on May 17, 2012, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

1.The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain	Broker non-votes
David W. Dorman	320,728,786	11,314,685	368,304	58,024,517
Massimo Ferragamo	314,711,439	17,339,055	361,281	58,024,517
Mirian M. Graddick-Weir	331,160,862	893,211	357,702	58,024,517
J. David Grissom	330,568,203	1,465,962	377,610	58,024,517
Bonnie G. Hill	315,975,309	16,075,444	361,022	58,024,517
Jonathan S. Linen	331,124,940	899,719	387,116	58,024,517
Thomas C. Nelson	329,670,589	2,369,041	372,145	58,024,517
David C. Novak	320,701,557	10,933,800	776,418	58,024,517
Thomas M. Ryan	320,378,393	11,667,673	365,709	58,024,517
Jing-Shyh S. Su	330,680,402	1,367,525	363,848	58,024,517
Robert D. Walter	320,706,486	11,330,482	374,807	58,024,517

2.The proposal to ratify the appointment of KPMG LLP as the Company's independent auditor for 2012 was approved based upon the following votes:

Votes for approval	383,900,873
Votes against	5,958,456
Abstentions	576,963
There were no broker non-votes for this item.

3.The proposal to approve, by non-binding advisory vote, the executive compensation of the Company's named executive officers was approved based upon the following votes:

Votes for approval	233,688,553
Votes against	96,359,292
Abstentions	2,363,930
Broker non-votes	58,024,517

4.The shareholder proposal regarding an independent chairman was not approved based upon the following votes:

Votes for approval	140,189,613
Votes against	191,412,052
Abstentions	810,110
Broker non-votes	58,024,517

5.The shareholder proposal regarding a palm oil policy was not approved based upon the following votes:

Votes for approval	98,913,379
Votes against	168,257,832
Abstentions	65,240,564
Broker non-votes	58,024,517

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	May 18, 2012	/s/ John P. Daly
Vice President and
Associate General Counsel